Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES




                                                             Nine Months
                                                                Ended
                                                         September 30, 1996
                                                         -------------------
                                                       (Dollars in thousands)
EARNINGS
        Income from Continuing Operations before
          income taxes                                       $ 223,740
           Add (Deduct):
             Minority Share of Cellular Losses                    (309)
             Earnings on Equity Method                         (36,401)
             Distributions from Minority Subsidiaries           16,460
             Amortization of Capitalized Interest                 --
             Minority interest in income of majority-owned        --
               subsidiaries that have fixed charges
                                                             ---------
                                                             $ 203,490

           Add fixed charges:
             Consolidated interest expense                      17,496
             Interest Portion (1/3) of Consolidated
               Rent Expense                                      2,441
                                                             ---------
                                                             $ 223,427
                                                             ---------

     FIXED CHARGES
        Consolidated interest expense                           17,496
        Interest Portion (1/3) of Consolidated
           Rent Expense                                          2,441
                                                             ---------
                                                             $  19,937

     RATIO OF EARNINGS TO FIXED CHARGES                          11.21
                                                             =========


        Tax-Effected Preferred Dividends                     $    --
        Fixed Charges                                           19,937
                                                             ---------

           Fixed Charges and Preferred Dividends             $  19,937

     RATIO OF EARNINGS TO FIXED CHARGES
        AND PREFERRED DIVIDENDS                                  11.21
                                                             =========